Exhibit 99.1

Certification of CEO and CFO Pursuant to
18 U.S.C. Section 1350,
as Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of BlackRock, Inc. (the “Company”) for the annual period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Laurence D. Fink, as Chief Executive Officer of the Company, and Paul L. Audet, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

                    (1)           The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

                    (2)           The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ LAURENCE D. FINK

Name:	Laurence D. Fink
Title:	Chief Executive Officer
Date:	March 28, 2003

/s/ PAUL L. AUDET

Name:	Paul L. Audet
Title:	Chief Financial Officer
Date:	March 28, 2003

This certification accompanies this Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed original of this written statement required by Section 906 has been provided to BlackRock, Inc. and will be retained by BlackRock, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.